SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2006

Commission File Number 001-16173

Intrepid Holdings, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	88-0465858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Wilcrest Ave
Suite 575
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 278-1990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Intrepid Holdings, Inc. (the "Company") entered into an employment agreement (the "Agreement") with Toney E. Means, dated as of December 19, 2006, pursuant to which he will serve as President of the Company. The Agreement provides that Mr. Means will serve as the Company's President until the earlier of (i) his death or Disability (as defined in the Employment Agreement); (ii) the termination of his employment by either party without cause; or (iii) the termination of his employment with Cause (as defined in the Agreement). Under the Agreement, Beginning January 1, 2007, Mr. Means will receive an annual base salary of $204,000. In addition, Mr. Means is eligible to receive annual bonuses as determined by the Company’s compensation committee.

During Mr. Means's employment, the Agreement provides for his nomination to the Company's Board of Directors. Mr. Means would resign from the Board upon the termination of his employment.

Mr. Means is employed “at-will” by the Company, and accordingly may be terminated with or without reason or notice at any time. If Mr. Means is terminated other than with good cause or leaves for good reason (each as defined in the Employment Agreement), the Company will pay a severance equal to twelve months base salary in effect on the date of Mr. Means’s termination of employment. If Mr. Means is terminated in connection with a Change of Control (as defined in the Agreement) the Company will pay an additional severance payment of $1,000,000 if within the first 12 months, $667,000 if within the second 12 months, and $334,000 if within the third 12 months of the Agreement.

In accordance with the Employment Agreement, the Company granted Mr. Means an option to purchase 1,000,000 shares (the “Option”) of the Company’s common stock, at an exercise price of $0.30 per share and a grant of 250,000 shares of the Company’s restricted common stock. Both the Option and grant are scheduled to vest at a rate of 33% on each anniversary of the Agreement over three (3) years assuming Executive’s continued employment with the Company on each scheduled vesting date.

ITEM 3.02:  UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 5.02:  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

See Item 1.01 above.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

      10.1 Employment Agreement, dated as of December 19, 2006 between Intrepid  Holdings, Inc. and Toney E. Means *

* Denotes a management agreement of compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Intrepid Holdings, Inc.

By:	/s/ Maurice R. Stone
Maurice Stone
Chairman of the Board Chief Executive Officer

Date: December 21, 2006	By:	/s/ Toney E. Means
Toney E. Means
President